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                                                               EXHIBIT 10.50

                                 NON-NEGOTIABLE
                                PROMISSORY NOTE

                                                          New York, New York
                                                           December 18, 1998


         FOR VALUE RECEIVED, the undersigned, WPS RECEIVABLES CORPORATION, a Delaware corporation ("WPS Finco"), promises to pay to WESTPOINT STEVENS INC., a Delaware corporation (the "Seller"), on the terms and subject to the conditions set forth herein and in the Receivables Purchase Agreement referred to below, the aggregate unpaid Purchase Price of all Receivables and Related Assets purchased by WPS Finco pursuant to the Receivables Purchase Agreement (subject to adjustment pursuant to Section 3.1(c) of such Receivables Purchase Agreement). Such amount and accrued interest thereon as shown in the records of the Servicer will be rebuttable presumptive evidence of the principal amount and accrued interest thereon owing under this Note.

         1. Purchase Agreement. This Note is the WPS Finco Note described in, and is subject to the terms and conditions set forth in, that certain Receivables Purchase Agreement dated as of December 18, 1998 (as the same may be amended, supplemented, amended and restated or otherwise modified in accordance with its terms, the "Purchase Agreement"), between the Seller and WPS Finco. Reference is hereby made to the Purchase Agreement for a statement of certain other rights and obligations of WPS Finco and the Seller.

         2. Definitions. Capitalized terms used (but not defined) herein have the meaning ascribed thereto in Appendix A to the Purchase Agreement or Appendix A to the Asset Interest Transfer Agreement. In addition, as used herein, the following terms have the following meanings:

                  "Administrator" means Wachovia Bank, N.A. in its capacity as administrator under the Asset Interest Transfer Agreement; and its successors under the Asset Interest Transfer Agreement.

                  "Bankruptcy Proceedings" has the meaning set forth in clause
         (a) of paragraph 7 hereof.

                  "Final Maturity Date" means the date occurring eighteen months after the Purchase Termination Date.

                  "Junior Liabilities" means all obligations of WPS Finco to the Seller under this Note.

                  "Senior Interests" means all obligations of WPS Finco to the Administrator, Transferee and the other Indemnified Parties, howsoever created, arising or evidenced, whether


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         direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, including, without limitation, all interest, fees and other charges that accrue after the commencement of a Bankruptcy Proceeding whether or not allowed as a claim in such proceeding.

                  "Senior Interest Holders" means, collectively, the Administrator, Transferee and each other Indemnified Party.

                  "Subordination Provisions" means, collectively, the provisions of paragraph 7 hereof.

         3. Interest. Subject to the Subordination Provisions, WPS Finco promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day at a rate per annum equal to the rate of interest publicly announced from time to time by Bankers Trust Company or any successor as its "reference rate."

         4. Interest Payment Dates. Subject to the Subordination Provisions, WPS Finco shall pay accrued interest on this Note on each Settlement Date and on the Final Maturity Date. Subject to the Subordination Provisions, WPS Finco also shall pay accrued interest on the principal amount of each prepayment hereof on the date of each such prepayment.

         5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

         6. Principal Payment Dates. Subject to the Subordination Provisions, any unpaid principal of this Note shall be paid on the Final Maturity Date. Subject to the Subordination Provisions, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty.

         7. Subordination Provisions. WPS Finco covenants and agrees, and the Seller, by its acceptance of this Note, likewise covenants and agrees, that the payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in Section 7.03(g)(iv) of the Asset Interest Transfer Agreement and this paragraph 7:

                           (a) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to WPS Finco, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency, receivership or other similar proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of WPS Finco or any sale of all or substantially all of the assets of WPS



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         Finco except pursuant to the Asset Interest Transfer Agreement (such proceedings being herein collectively called "Bankruptcy Proceedings" and individually called a "Bankruptcy Proceeding"), the Senior Interests shall first be paid and performed in full and in cash before the Seller shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. In order to implement the foregoing: (x) all payments and distributions of any kind or character in respect of the Junior Liabilities to which the Seller would be entitled except for this clause (a) shall be made directly to the Administrator (for the benefit of the Senior Interest Holders); (y) if a Bankruptcy Proceeding has been commenced, the Seller shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of the Junior Liabilities, and shall use reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Administrator (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid and performed in full and in cash; and (z) the Seller hereby irrevocably agrees that the Trust (or the Administrator acting on the Trust's behalf), in the name of the Seller or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, provide and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Seller relating to the Junior Liabilities, in each case until the Senior Interests shall have been paid and performed in full and in cash.


                           (b) In the event that the Seller receives any payment or other distribution of any kind or character from WPS Finco or from any other source whatsoever in respect of the Junior Liabilities in contravention of Section 7.03(g) of the Asset Interest Transfer Agreement or after the commencement of any Bankruptcy Proceeding, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by the Seller to the Administrator (for the benefit of the Senior Interest Holders) forthwith, until all Senior Interests shall have been paid and performed in full and in cash. All payments and distributions received by the Administrator in respect of the Junior Liabilities, to the extent received in or converted into cash, may be applied by the Administrator (for the benefit of the Senior Interest Holders) first to the payment of any and all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Administrator or the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Junior Liabilities, and any balance thereof shall, solely as between the Seller and the Senior Interest Holders, be


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         applied by the Administrator toward the payment of the Senior
         Interests in a manner determined by the Administrator to be in accordance with the Asset Interest Transfer Agreement; but as between WPS Finco and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests.


                           (c) Upon the final payment in full and in cash of all Senior Interests, the Seller shall be subrogated to the rights of the Senior Interest Holders to receive payments or distributions from WPS Finco that are applicable to the Senior Interests until the Junior Liabilities are paid in full.

                           (d) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Seller, on the one hand, and the Senior Interest Holders, on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Note is intended to or shall impair, as between WPS Finco, its creditors (other than the Senior Interest Holders) and the Seller, WPS Finco's obligation, which is unconditional and absolute, to pay the Junior Liabilities as and when the same shall become due and payable in accordance with the terms hereof and of the Purchase Agreement or to affect the relative rights of the Seller and creditors of WPS Finco (other than the Senior Interest Holders).

                           (e) The Seller shall not, until the Senior Interests have been finally paid and performed in full and in cash,
         (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of WPS Finco, howsoever created, arising or evidenced, whether director or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, the Junior Liabilities or any rights in respect hereof or (ii) convert the Junior Liabilities into an equity interest in WPS Finco, unless, in the case of each of clauses (i) and (ii) above, the Seller shall have received the prior written consent of the Administrator in each case.

                           (f) The Seller shall not, without the advance written consent of the Administrator, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to WPS Finco until at least one year and one day shall have passed since the Senior Interests shall have been finally paid and performed in full and in cash.

                           (g) If, at any time, any payment (in whole or in part) made with respect to any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder


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         (whether in connection with any Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

                           (h) As between the Seller and the Senior Interest Holders, each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to the Seller, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interest, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

                           (i) By its acceptance hereof, the Seller hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor.

                           (j) These Subordination Provisions constitute a continuing offer from WPS Finco to all Persons who become the holders of, or who continue to hold, Senior Interest; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Administrator may proceed to enforce such provisions on behalf on each of such Persons.


         8. General. No failure or delay on the part of the Seller in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless


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(a)       the same shall be in writing and signed and delivered by WPS Finco and the Seller, and (b) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

         9. Limitation on Interest. Notwithstanding anything in this Note to the contrary, WPS Finco shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or the Seller shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by WPS Finco under this Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by WPS Finco under this Note shall be reduced to the amount allowed by applicable law, and (ii) any unearned interest paid by WPS Finco or any interest paid by WPS Finco in excess of the Highest Lawful Rate shall be refunded to WPS Finco. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Seller under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Seller in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Seller on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of the foregoing sentence, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Seller would be less than the amount of interest payable to the Seller computed at the Highest Lawful Rate, then the amount of interest payable to the Seller in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Seller shall equal the total amount of interest which would have been payable to the Seller if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

         10.      No Negotiation. This Note is not negotiable.


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         11.      Restrictions on Transfer, Etc. Except to the extent expressly provided otherwise in the Transaction Documents, the Seller shall not create or permit to exist any Adverse Claim with respect to this Note or any interest herein and shall not sell or otherwise transfer or dispose of this Note or any interest herein. Except to the extent expressly provided otherwise in the Transaction Documents, no Person other than the Seller, on its own behalf and not for the benefit of any other Person, may enforce any rights of the Seller arising under or in connection with this Note.

         12. GOVERNING LAW. THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK, AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         13. Captions. Paragraph captions used in this Note are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provisions of this Note.

                                   WPS RECEIVABLES CORPORATION,
                                   a Delaware corporation



                                   By: /s/ Nelson Griffith
                                       -----------------------------
                                   Name:  J. Nelson Griffith
                                   Title: Vice President/Assistant Treasurer